Exhibit 35.1

SERVICER COMPLIANCE STATEMENT

In connection with the Annual Report on Form 10-K of Santander Drive Auto Receivables Trust 2014-5 for the fiscal year ended December 31, 2016 (the “Report”), the undersigned, a duly authorized officer of Santander Consumer USA Inc. (the “Servicer”), does hereby certify and represent that:

1.	A review of the activities and performance of the Servicer under the Sale and Servicing Agreement, dated as of November 25, 2014, among Santander Drive Auto Receivables LLC, Santander Consumer USA Inc., Santander Drive Auto Receivables Trust 2014-5 and Wells Fargo Bank, National Association (the “Agreement”) during the period that is the subject of the Report has been made under my supervision.

2.	To the best of my knowledge, based on such review, the Servicer has fulfilled all of its obligations under the Agreement in all material respects throughout the period that is the subject of the Report.

SANTANDER CONSUMER USA INC.

By:	/s/ Andrew Kang
Name:	Andrew Kang
Title:	Executive Vice President Capital Markets and Treasurer
Date:	March 30, 2017

By:	/s/ Rich Morrin
Name:	Rich Morrin
Title:	Chief Operating Officer
Date:	March 30, 2017